Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-1) and related Prospectus of Salarius Pharmaceuticals, Inc. for the registration of 6,733,334 shares of its common stock and to the incorporation by reference therein of our report dated March 22, 2024, with respect to the consolidated financial statements of Salarius Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

Houston, Texas
December 13, 2024